EXHIBIT 23.4

                          LETTERHEAD OF COZEN O'CONNER




December 9, 2005

Maria Pasquale, Esquire
Vice President, Legal & Chief Counsel
Celgene Corporation
86 Morris Avenue
Summit, NJ 0790


RE:   S-3 Registration Statement

Dear Ms. Pasquale:

      This will confirm that Cozen O'Connor hereby consents to the use of our name in Celgene's current Post-Effective Amendment No. 1 to the S-3 Registration Statement No. 333-75636 in connection with the following reference to our firm under the heading "Experts":

      "The statements in this prospectus that relate to trademarks under the caption "Risk Factors-We may not be able to protect our intellectual property" have been reviewed by Cozen O'Connor as our special trademarks counsel for these matters and are included herein in reliance upon such review and approval."

                                        Very truly yours,

                                        Cozen O'Connor, P.C.

                                        /s/ Camille M. Miller
                                        ----------------------------------------
                                          Camille M. Miller